Exhibit 99.1

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey/Chad Jacobs
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES FIRST QUARTER FISCAL 2009 RESULTS

NELSONVILLE, Ohio, April 28, 2009 – Rocky Brands, Inc. (Nasdaq: RCKY) today announced financial results for its first quarter ended March 31, 2009.

For the first quarter of 2009, net sales decreased to $50.1 million versus net sales of $60.5 million in the first quarter of 2008. The Company reported a net loss of $1.1 million, or ($0.20) per diluted share versus net income of $0.3 million, or $0.05 per diluted share a year ago.

Mike Brooks, Chairman and Chief Executive Officer, commented, “As we started the year we anticipated that our top-line would remain under pressure due to the challenging economic environment combined with the tough comparisons we were up against in our retail division during the first quarter. Therefore we continue to focus on better aligning our cost structure with lower sales volumes and this was reflected in a 13%, or $3 million reduction in our SG&A versus a year ago.  We are also focused on improving the profitability of our retail segment by transitioning a greater percentage of those transactions to the Internet and we are pleased by our initial progress.  Looking ahead, we are confident that the strength and diversity of our brand portfolio is intact, and we remain committed to balancing our spending with current growth opportunities until market conditions improve.”

First Quarter Review
Net sales for the first quarter decreased to $50.1 million compared to $60.5 million a year ago. Wholesale sales for the first quarter were $36.0 million compared to $39.7 million for the same period in 2008. The decline in wholesale sales was primarily attributable to lower than expected orders as many accounts are choosing to operate with leaner inventory levels during this challenging economy. Retail sales for the first quarter were $13.7 million compared to $18.9 million for the same period last year. Retail sales were down year-over-year as a result of the ongoing transition to more Internet driven transactions and the decision to remove a portion of our Lehigh mobile stores from operations to help lower costs as discussed below. Military segment sales for the first quarter were $0.3 million versus $1.8 million for the same period in 2008.

Gross margin in the first quarter of 2009 was $20.1 million, or 40.1% of sales compared to $25.9 million, or 42.9% for the same period last year.  The decrease in gross margin as a percentage of sales was primarily attributable to lower retail sales, which carry a higher gross margin, and to a lesser extent, lower wholesale gross margins due to increased manufacturing costs versus a year ago.

Selling, general and administrative (SG&A) expenses decreased $3.1 million or 13.5% to $19.9, or 39.8% of sales for the first quarter of 2009 compared to $23.1 million, or 38.1% of sales, a year ago. The decrease in SG&A expenses was primarily the result of a reduction in salaries & benefits, advertising, sales commissions, freight, professional fees and Lehigh mobile store expenses.

Income from operations was $0.1 million, or 0.3% of net sales, for the period compared to $2.9 million, or 4.8% of net sales, in the prior year.

Interest expense decreased $0.6 million, or 26.3% to $1.8 million for the first quarter of 2009 versus $2.4 million for the same period last year. The decrease is the result of a reduction in average borrowings combined with lower interest rates compared to the same period last year.

The Company’s funded debt decreased $7.9 million, or 8.4% to $86.2 million at March 31, 2009 versus $94.1 million at March 31, 2008.

Inventory decreased $1.4 million, or 1.8%, to $78.4 million at March 31, 2009 compared with $79.8 million on the same date a year ago.

Conference Call Information
The Company’s conference call to review first quarter fiscal 2009 results will be broadcast live over the internet today, Tuesday, April 28, 2009 at 4:30 pm Eastern Time.  The broadcast will be hosted at www.rockybrands.com.

About Rocky Brands, Inc.
Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky Outdoor Gear®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Dickies®, Michelin® and Mossy Oak®.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management.  These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2008 (filed March 3, 2009).  One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2009	December 31, 2008	March 31, 2008
	Unaudited		Unaudited
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$3,321,903	$4,311,313	$4,407,629
Trade receivables – net	47,488,146	60,133,493	56,189,187
Other receivables	1,806,231	1,394,235	947,296
Inventories	78,432,082	70,302,174	79,841,429
Deferred income taxes	2,167,966	2,167,966	1,952,536
Income tax receivable	1,440,697	75,481	607,910
Prepaid expenses	2,137,625	1,455,158	3,049,971
Total current assets	136,794,650	139,839,820	146,995,958
FIXED ASSETS – net	24,316,954	23,549,319	23,943,273
IDENTIFIED INTANGIBLES & GOODWILL	30,883,011	31,020,478	36,361,267
OTHER ASSETS	4,005,577	2,452,501	2,099,762
TOTAL ASSETS	$196,000,192	$196,862,118	$209,400,260

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$10,443,348	$9,869,948	$12,801,456
Current maturities – long term debt	488,271	480,723	331,411
Accrued expenses:
Taxes - other	508,430	641,670	807,557
Other	5,376,723	4,261,689	5,859,974
Total current liabilities	16,816,772	15,254,030	19,800,398

LONG TERM DEBT – less current maturities	85,710,049	87,258,939	93,768,649
DEFERRED INCOME TAXES	9,438,921	9,438,921	12,951,828
DEFERRED LIABILITIES	3,995,754	3,960,472	1,217,206
TOTAL LIABILITIES	115,961,496	115,912,362	127,738,081

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding March 31, 2009 - 5,547,215; December 31, 2008 - 5,516,898; March 31, 2008 - 5,508,278	54,380,256	54,250,064	54,144,545

Accumulated other comprehensive loss	(3,142,331)	(3,222,215)	(1,538,049)
Retained earnings	28,800,771	29,921,907	29,055,683
Total shareholders' equity	80,038,696	80,949,756	81,662,179
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$196,000,192	$196,862,118	$209,400,260

 Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
NET SALES	$50,064,561	$60,484,716

COST OF GOODS SOLD	29,972,073	34,535,051

GROSS MARGIN	20,092,488	25,949,665

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	19,946,128	23,061,487

INCOME FROM OPERATIONS	146,360	2,888,178

OTHER INCOME AND (EXPENSES):
Interest expense	(1,773,930)	(2,406,671)
Other – net	(124,566)	(18,592)
Total other - net	(1,898,496)	(2,425,263)

INCOME/(LOSS) BEFORE INCOME TAXES	(1,752,136)	462,915

INCOME TAX EXPENSE/(BENEFIT)	(631,000)	162,000

NET INCOME/(LOSS)	$(1,121,136)	$300,915

NET INCOME/(LOSS) PER SHARE
Basic	$(0.20)	$0.05
Diluted	$(0.20)	$0.05

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	5,546,541	5,507,839
Diluted	5,546,541	5,526,479